Exhibit 99.1

Booking Holdings Reports Fourth Quarter 2025 Financial Results

NORWALK, CT - February 18, 2026…Booking Holdings Inc. (NASDAQ: BKNG) (the "Company," "we," "our," or "us") today reported its fourth quarter and full year 2025 financial results.

Fourth Quarter 2025 Highlights

- Room nights grew 9% compared to 2024.
- Gross bookings grew 16% compared to 2024, or approximately 11% on a constant currency basis.
- Revenue grew 16% compared to 2024, or approximately 11% on a constant currency basis.
- Enabled approximately $550 million in annual run-rate savings (high end of our prior target) through the Transformation Program,[(1)] and expect to realize these run-rate savings by the end of 2026.
- In Q1 2026, our Board of Directors approved a 25-to-1 stock split of the Company's authorized shares of common stock, which will be effected on April 2, 2026.

Full Year 2025 Highlights

- Room nights grew 8% compared to 2024.
- Gross bookings grew 12% compared to 2024, or approximately 10% on a constant currency basis.
- Revenue grew 13% compared to 2024, or approximately 10% on a constant currency basis.
- Net income margin was 20.1% (24.8% in 2024). Adjusted EBITDA margin was 36.9% (35.0% in 2024).

"We are pleased to report strong results for 2025, delivering double-digit revenue growth, expanding Adjusted EBITDA margin by 193 basis points (Net income margin was 20.1% in 2025 and 24.8% in 2024), and accelerating room night growth in every quarter. These results highlight the strength of our platform and the discipline of our execution," said Glenn Fogel, Chief Executive Officer of Booking Holdings. "We remain focused on our key priorities, especially advancing our use of Generative AI to enhance the value we deliver to both travelers and partners. Savings from the Transformation Program will help us continue to reinvest strategically in the business in 2026 to support sustained, long-term growth."

	Q4 2025		FY 2025	
	(#)	(Δ Y/Y)	(#)	(Δ Y/Y)
Room Nights	285M	9%	1,235M	8%
Gross Bookings	$43.0B	16%	$186.1B	12%
Revenue	$6.3B	16%	$26.9B	13%
GAAP Net Income	$1.4B	34%	$5.4B	(8%)
GAAP EPS	$44.22	38%	$165.57	(4%)
Adjusted EPS	$48.80	17%	$228.06	22%
Adjusted EBITDA	$2.2B	19%	$9.9B	20%
Net Cash Provided By Operating Activities	$1.5B	107%	$9.4B	13%
Free Cash Flow	$1.4B	120%	$9.1B	15%

(1) See note (f) in the Reconciliation of GAAP to Non-GAAP Financial Information section at the end of this release.

Refer to the "Non-GAAP Financial Measures" section at the end of this release for an explanation of constant currency and non-GAAP financial measures, including Adjusted Net income, Adjusted EPS, Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, and Adjusted Fixed Operating Expenses, and reconciliations to the most directly comparable GAAP measures. Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers, net of cancellations.

1

Additional Highlights

Fourth Quarter 2025 vs. 2024

Top Line Metrics

- Alternative accommodation room nights at Booking.com increased by about 9%
- CC ADRs increased by about 1%[1]
- Gross bookings increased 16% (approximately 11% on a CC basis) and revenue increased 16% (approximately 11% on a CC basis)

Marketing Metrics

- Marketing expense as a percentage of gross bookings was 4.5% (4.2% in Q4 2024) due to strategic investments in the U.S. and higher brand marketing spend
- Over the trailing four quarters, the mix of our total room nights booked through the direct channel was a mid-fifties percentage and increased year over year

GAAP EPS
+38%

Adjusted EPS
+17%

Fixed Costs

- Total operating expenses increased 15%, slower than the 16% growth in revenue
- Adjusted fixed operating expenses increased 10%, driven by adverse FX changes, an indirect tax matter, and higher cloud computing costs

Margins

- Net income margin of 22.5% (19.5% in Q4 2024)
- Adjusted EBITDA margin of 34.6% (33.8% in Q4 2024)

Active Return of Capital to Shareholders

First Quarter Dividend

- Our Board of Directors declared a cash dividend of $10.50 per share, payable on March 31, 2026, which is a 9.4% increase from the quarterly cash dividend per share of $9.60 in 2025. The cash dividend will be payable to stockholders of record as of the close of business on March 6, 2026.

Stock Repurchase Program

- We repurchased $2.1 billion of stock in the quarter ended December 31, 2025 with a total remaining authorization of $21.8 billion as of December 31, 2025.

Stock Split

- In Q1 2026, our Board of Directors approved a 25-to-1 stock split of the Company's authorized shares of common stock, which will be effected on April 2, 2026.

[1] Constant Currency ("CC") and accommodation average daily rates ("ADRs")

2

Booking Holdings' guidance for the first quarter and full year of 2026 is as follows: As we look ahead to 2026, the pace of change across both travel and technology continues to accelerate. Our focus remains on consistently delivering greater value for travelers and partners, and enabling that through differentiated, innovative solutions across our platforms. Assuming travel industry growth in line with recent years, we are targeting full year constant currency top-line growth approximately 100 basis points ahead of our long-term growth algorithm, with bottom-line performance firmly in line with that framework. Refer to the "Information About Forward-Looking Statements" section of this release. (growth is on a year-over-year basis) Q1 2026 FY 2026 Room Nights Growth 5% - 7% Gross Bookings Growth 14% - 16% Low Double Digits Constant Currency Gross Bookings Growth 7% - 9% High Single Digits Revenue Growth (1) 14% - 16% Low Double Digits Constant Currency Revenue Growth (1) 7% - 9% High Single Digits Adjusted EBITDA Growth (2)(3)(4) 10% - 14% Faster than Revenue Growth Adjusted EPS Growth (2)(3)(5) Mid-teens (1) Revenue Growth includes a benefit of about 7% in Q1 2026 and of about 2% for FY 2026 due to foreign currency exchange rates. (2) We are not able to provide a reconciliation between forward-looking Adjusted EBITDA and GAAP Net income and Adjusted EPS and GAAP EPS as we cannot, without unreasonable effort, forecast certain items required to develop meaningful comparable GAAP Net Income and GAAP EPS and predict certain components of such reconciliation as they arise from events in future periods. This is due to the unpredictable nature of these reconciling items, which would require an unreasonable effort to forecast, and would result in a large range of projected values that would not be meaningful to investors. See Item 10(e)(1)(i)(B) of Securities and Exchange Commission (“SEC”) Regulation S-K. (3) Excludes certain costs expected to be incurred related to the Transformation Program. Refer to the "Non-GAAP Financial Measures" section of this release. (4) Changes in foreign currency exchange rates are expected to impact our reported growth rates for Adjusted EBITDA by about one percentage point more than they are expected to impact Revenue Growth for the first quarter and by about half of a percentage point less than they are expected to impact Revenue Growth for the full year. (5) Changes in foreign currency exchange rates are expected to impact our reported growth rate for Adjusted EPS by about half of a percentage point less than they are expected to impact Revenue Growth for the full year. 3 Outlook

December 31, 2025 2024 ASSETS Current assets: Cash and cash equivalents $ 17,203 $ 16,164 Accounts receivable, net (Allowance for expected credit losses of $137 and $146, respectively) 3,820 3,199 Prepaid expenses, net 611 587 Other current assets 630 541 Total current assets 22,264 20,491 Property and equipment, net 807 832 Operating lease assets 632 559 Intangible assets, net 918 1,382 Goodwill 2,669 2,799 Long-term investments 582 536 Other assets, net 1,392 1,109 Total assets $ 29,264 $ 27,708 LIABILITIES AND STOCKHOLDERS' DEFICIT Current liabilities: Accounts payable $ 5,094 $ 3,824 Accrued expenses and other current liabilities 4,454 6,047 Deferred merchant bookings 5,270 4,031 Short-term debt 1,880 1,745 Total current liabilities 16,698 15,647 Deferred income taxes 17 289 Operating lease liabilities 557 483 Long-term U.S. transition tax liability — 257 Other long-term liabilities 714 199 Long-term debt 16,856 14,853 Total liabilities 34,842 31,728 Commitments and contingencies Stockholders' deficit: Common stock, $0.008 par value, Authorized shares: 1,000,000,000 Issued shares: 64,521,154 and 64,276,130, respectively 1 — Treasury stock: 32,627,042 and 31,329,265 shares, respectively (54,315) (47,877) Additional paid-in capital 8,356 7,707 Retained earnings 40,670 36,525 Accumulated other comprehensive loss (290) (375) Total stockholders' deficit (5,578) (4,020) Total liabilities and stockholders' deficit $ 29,264 $ 27,708 4 Consolidated Balance Sheets (In millions, except share and per share data)

Consolidated Statements of Operations

(In millions, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,	
	2025	2024	2025	2024
	(unaudited)			
Merchant revenues	$ 4,249	$ 3,336	$ 17,755	$ 14,142
Agency revenues	1,791	1,864	7,968	8,524
Advertising and other revenues	309	271	1,194	1,073
Total revenues	6,349	5,471	26,917	23,739
Operating expenses:				
Marketing expenses	1,930	1,578	8,186	7,278
Sales and other expenses	830	750	3,453	3,120
Personnel, including stock-based compensation of $167, $167, $613, and $599, respectively	869	853	3,403	3,354
General and administrative	262	163	857	1,036
Information technology	247	207	908	771
Depreciation and amortization	151	157	623	591
Impairment	—	—	457	—
Transformation costs	30	34	205	34
Total operating expenses	4,319	3,742	18,092	16,184
Operating income	2,030	1,729	8,825	7,555
Interest expense	(249)	(507)	(1,617)	(1,295)
Interest and dividend income	198	251	921	1,114
Other income (expense), net	(116)	91	(1,297)	(82)
Income before income taxes	1,863	1,564	6,832	7,292
Income tax expense	435	496	1,428	1,410
Net income	$ 1,428	$ 1,068	$ 5,404	$ 5,882
Net income applicable to common stockholders per basic common share	$ 44.49	$ 32.31	$ 166.52	$ 174.96
Weighted-average number of basic common shares outstanding (in 000's)	32,095	33,051	32,452	33,622
Net income applicable to common stockholders per diluted common share	$ 44.22	$ 31.95	$ 165.57	$ 172.69
Weighted-average number of diluted common shares outstanding (in 000's)	32,293	33,426	32,639	34,064

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Year Ended December 31, 2025 2024 OPERATING ACTIVITIES: Net income $ 5,404 $ 5,882 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 623 591 Provision for expected credit losses and chargebacks 416 412 Deferred income taxes (516) 98 Net gains on equity securities (46) (63) Stock-based compensation expense 617 599 Operating lease amortization 145 160 Unrealized foreign currency transaction losses (gains) related to Euro-denominated debt 1,428 (526) Impairment 457 — Amortization of debt discount and change in fair value of the conversion option related to the convertible senior notes 360 796 Other (14) 7 Changes in assets and liabilities: Accounts receivable (730) (506) Prepaid expenses and other current assets 100 (12) Deferred merchant bookings and other current liabilities 796 1,361 Other 369 (476) Net cash provided by operating activities 9,409 8,323 INVESTING ACTIVITIES: Purchase of investments — (33) Proceeds from sale and maturity of investments — 590 Additions to property and equipment (322) (429) Other investing activities 9 1 Net cash (used in) provided by investing activities (313) 129 FINANCING ACTIVITIES: Proceeds from the issuance of long-term debt 3,681 4,836 Payments on maturity, redemption, and conversion of debt (4,970) (1,312) Payments for repurchase of common stock (6,440) (6,509) Dividends paid (1,248) (1,174) Proceeds from exercise of stock options 15 14 Other financing activities 47 (59) Net cash used in financing activities (8,915) (4,204) Effect of exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents 895 (190) Net increase in cash and cash equivalents and restricted cash and cash equivalents 1,076 4,058 Total cash and cash equivalents and restricted cash and cash equivalents, beginning of period 16,193 12,135 Total cash and cash equivalents and restricted cash and cash equivalents, end of period $ 17,269 $ 16,193 6 Consolidated Statements of Cash Flows (In millions)

The Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and include all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operating results. To supplement the Consolidated Financial Statements, the Company uses non-GAAP financial measures, including Adjusted Net income, Adjusted EPS, Adjusted EBITDA, Adjusted EBITDA margin, and Free cash flow (Net cash provided by operating activities less capital expenditures). The Company also uses information on (i) the impact of the adjustments required to compute Adjusted Net income and Adjusted EBITDA on Sales and other expenses, Personnel expenses, General and administrative expenses, Depreciation and amortization expenses, Impairment expense, Transformation costs, Interest expense, Interest and dividend income, Other income (expense), net, and Income tax expense, as reported in the Company's consolidated statements of operations, as applicable, and (ii) Adjusted fixed operating expenses, which is Total operating expenses, as reported in the Company's consolidated statements of operations, adjusted to exclude (a) certain operating expenses which are generally more likely to vary based on changes in business volumes and (b) amounts which are excluded in the computation of Adjusted EBITDA. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses non-GAAP financial measures for financial and operational decision-making and as a basis to evaluate performance and set targets for employee compensation programs. The Company believes that these non-GAAP financial measures are useful for analysts and investors to evaluate the Company's ongoing operating performance because they facilitate comparison of the Company's results for the current period and projected next-period results to those of prior periods and to those of its competitors (though other companies may calculate similar non-GAAP financial measures differently from those calculated by the Company). These non-GAAP financial measures, in particular Adjusted Net income, Adjusted EBITDA, and Free cash flow, are not intended to represent funds available for Booking Holdings' discretionary use and are not intended to represent or to be used as a substitute for Operating income, Net income, or Net cash provided by operating activities as measured under GAAP. The items excluded from these non-GAAP measures, but included in the calculation of their closest GAAP equivalent, are significant components of the Company's consolidated statements of operations and cash flows and must be considered in performing a comprehensive assessment of overall financial performance. Reconciliations of (i) Net income to Adjusted Net income and Adjusted EPS, (ii) Net income to Adjusted EBITDA, (iii) Net cash provided by operating activities to Free cash flow, and (iv) Total operating expenses to Adjusted fixed operating expenses are detailed in the Reconciliation of GAAP to Non-GAAP Financial Information and Additional Information on the Impact of Non-GAAP Adjustments sections below, including the impact of the adjustments to the respective line item in the Company's consolidated statements of operations. We evaluate certain operating and financial measures on both an as-reported and constant currency basis. We calculate constant currency measures based on the predominant transactional currency in each country, converting our current-year period results in currencies other than U.S. Dollars using the corresponding prior-year period monthly average exchange rates. 7 Non-GAAP Financial Measures

This press release contains forward-looking statements, within the meaning of the U.S. securities laws, including regarding our outlook, travel demand trends, the geopolitical and macroeconomic environment and potential effects on consumer spending and behavior, travel patterns and our partners, artificial intelligence trends, and changes in foreign currency exchange rates. These forward-looking statements reflect the views of the Company's management regarding current expectations based on currently available information about future events. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, such as: adverse changes in market conditions for travel services; the effects of competition; the Company's ability to manage growth and expand; adverse changes in third-party relationships; rapid technological or other market changes; success of the Company's marketing efforts; the development and use of generative AI; the Company's ability to attract and retain qualified personnel; impacts of impairments and changes in accounting estimates; operational and technological infrastructure risks; and other business and industry changes. Other risks and uncertainties relate to information security, cybersecurity, and data privacy; taxes; changes in, and compliance with, laws and regulations; the Company's facilitation of payments; foreign currency exchange rates; the Company's debt levels and stock price volatility; and the success of the Company's investments and acquisition strategy. For a detailed discussion of these and other factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements included in this press release, refer to the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequently filed Quarterly Reports on Form 10-Q. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. 8 Information About Forward-Looking Statements

Additional Information We intend to use the Investor Relations page of our website (ir.bookingholdings.com) to disclose material information for purposes of the SEC’s Regulation Fair Disclosure. We encourage our investors to monitor this website in addition to our other public announcements and SEC filings as information posted on that page could be deemed to be material information. We will be posting our prepared remarks and a summary earnings presentation to the Investor Relations page of our website after the conclusion of the earnings call. About Booking Holdings Inc. Booking Holdings (NASDAQ: BKNG) is the world's leading provider of online travel and related services, provided to consumers and local partners in more than 220 countries and territories through five primary consumer-facing brands: Booking.com, Priceline, Agoda, KAYAK, and OpenTable. The mission of Booking Holdings is to make it easier for everyone to experience the world. For more information, visit BookingHoldings.com and follow us on X @BookingHoldings. For Press Information: Leslie Cafferty communications@bookingholdings.com For Investor Relations: Grace Lee ir@bookingholdings.com #BKNG_Earnings 9 About Booking Holdings

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME AND ADJUSTED EPS Three Months Ended December 31, Year Ended December 31, 2025 2024 2025 2024 Net income $ 1,428 $ 1,068 $ 5,404 $ 5,882 (a) Adjustment related to the Netherlands pension fund matter — — (123) — (b) Adjustment to accruals related to the fine imposed by the Spanish competition authority — — — (78) (c) Impact of certain indirect tax matters — (28) 45 337 (d) Amortization of intangible assets 43 55 204 221 (e) Impairment — — 457 — (f) Transformation costs 30 34 203 34 (g) Net losses (gains) on equity securities 79 (36) (37) (63) (h) Foreign currency transaction losses (gains) on the remeasurement of certain Euro-denominated debt and accrued interest and gains on debt- related foreign currency derivative instruments 21 (633) 1,380 (539) (i) Amortization of debt discount and change in fair value of the conversion option related to the convertible senior notes — 796 360 796 (j) Loss on early extinguishment of debt — — 25 — (k) Adjustment to one-time deemed repatriation income tax liability resulting from the Tax Act and related net unrecognized tax benefit — — — (250) (l) Other — — — 17 (m) Tax impact of Non-GAAP adjustments (26) 133 (475) 16 Adjusted Net income $ 1,576 $ 1,389 $ 7,444 $ 6,374 GAAP and Non-GAAP weighted-average number of diluted common shares outstanding (in 000's) 32,293 33,426 32,639 34,064 Net income applicable to common stockholders per diluted common share (GAAP EPS) $ 44.22 $ 31.95 $ 165.57 $ 172.69 Adjusted Net income applicable to common stockholders per diluted common share (Adjusted EPS) $ 48.80 $ 41.55 $ 228.06 $ 187.10 Net income applicable to common stockholders per diluted common share (GAAP EPS) growth (decline) YoY 38% (4) % Adjusted Net income applicable to common stockholders per diluted common share (Adjusted EPS) growth YoY 17% 22% 10 Reconciliation of GAAP to Non-GAAP Financial Information (In millions, except share and per share data)(1) (Unaudited)

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA Three Months Ended December 31, Year Ended December 31, 2025 2024 2025 2024 Net income $ 1,428 $ 1,068 $ 5,404 $ 5,882 (a) Adjustment related to the Netherlands pension fund matter — — (123) — (b) Adjustment to accruals related to the fine imposed by the Spanish competition authority — — — (78) (c) Impact of certain indirect tax matters — (28) 45 337 (n) Depreciation and amortization 151 157 623 591 (e) Impairment — — 457 — (f) Transformation costs 30 34 203 34 (n) Interest and dividend income (198) (251) (921) (1,114) (n) Interest expense 249 507 1,617 1,295 (g) Net losses (gains) on equity securities 79 (36) (37) (63) (h) Foreign currency transaction losses (gains) on the remeasurement of certain Euro-denominated debt and accrued interest and gains on debt- related foreign currency derivative instruments 21 (633) 1,380 (539) (i) Change in fair value of the conversion option related to the convertible senior notes — 535 (163) 535 (j) Loss on early extinguishment of debt — — 25 — (l) Other — — — 17 (n) Income tax expense 435 496 1,428 1,410 Adjusted EBITDA $ 2,195 $ 1,848 $ 9,937 $ 8,306 Net income as a % of Total Revenues (Net income margin) 22.5% 19.5% 20.1% 24.8 % Net income growth (decline) YoY 34% (8) % Adjusted EBITDA as a % of Total Revenues (Adjusted EBITDA margin) 34.6% 33.8% 36.9% 35.0 % Adjusted EBITDA growth YoY 19% 20 % RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW Three Months Ended December 31, Year Ended December 31, 2025 2024 2025 2024 Net cash provided by operating activities $ 1,490 $ 721 $ 9,409 $ 8,323 (o) Additions to property and equipment (73) (76) (322) (429) Free cash flow $ 1,416 $ 644 $ 9,086 $ 7,893 Net cash provided by operating activities as a % of Total Revenues 23.5% 13.2% 35.0% 35.1 % Free cash flow as a % of Total Revenues 22.3% 11.8% 33.8% 33.3 % Net cash provided by operating activities growth YoY 107% 13 % Free cash flow growth YoY 120% 15% (1) Amounts may not total due to rounding. 11 (Unaudited)

Notes: (a) During the year ended December 31, 2025, the Netherlands pension fund matter related to 2023 and earlier years was resolved resulting in a $123 million reduction to the related accruals. When the liability related to these years was initially recorded in the Company's Consolidated Financial Statements for 2023, its impact was excluded from the Non-GAAP results for that year. (b) Adjustment to accruals related to the fine imposed by the Spanish competition authority. (c) Adjustments for the impact of certain indirect tax matters. (d) Amortization of intangible assets. (e) Impairment of KAYAK's goodwill and certain intangible assets. (f) In November 2024, the Company announced its intention to implement certain organizational changes to improve operating expense efficiency, increase organizational agility, free up resources that can be reinvested into further improving its offering to travelers and partners, and better position the Company for the long-term (the "Transformation Program"). Certain costs incurred in connection with this transformation program, which are not considered normal operating expenses, are excluded from Net income to calculate Adjusted Net income and Adjusted EBITDA. These costs primarily consist of employee termination benefits and professional fees. (g) Net losses (gains) on equity securities with readily determinable fair values. (h) Foreign currency transaction losses (gains) on the remeasurement of Euro-denominated debt and accrued interest that are not designated as hedging instruments for accounting purposes and gains on debt-related foreign currency derivative instruments used as economic hedges. (i) Adjustment for the loss related to the conversion option on convertible senior notes, including amortization of the debt discount of $523 million for the year ended December 31, 2025 and $261 million for the quarter and year ended December 31, 2024. (j) Loss on early extinguishment of debt. (k) Adjustment to one-time deemed repatriation income tax liability resulting from the U.S. Tax Cuts and Jobs Act ("Tax Act") and related net unrecognized tax benefit. During 2024, the Company recorded a reduction of $250 million to income tax expense based upon a U.S. Tax Court decision. (l) Accrual related to the Canadian digital services taxes for the years ended December 31, 2022 and 2023 enacted in June 2024 with retrospective effect. (m) Reflects the tax impact of Non-GAAP adjustments above and changes in tax estimates, as applicable. (n) Depreciation and amortization, Interest and dividend income, Interest expense, and Income tax expense are excluded from Net income to calculate Adjusted EBITDA. (o) Cash used for additions to property and equipment is included in the calculation of Free cash flow. For a more detailed discussion of the adjustments described above, please see the section in this press release under the heading "Non-GAAP Financial Measures" which provides information about the use of non-GAAP financial measures. Additional information on the impact of the adjustments above to the respective line item in the Company's consolidated statements of operations are presented in the following pages. The reconciliation of Total operating expenses to Adjusted fixed operating expenses is also provided. 12

Three Months Ended December 31, Year Ended December 31, 2025 2024 2025 2024 Sales and other expenses: Sales and other expenses $ 830 $ 750 $ 3,453 $ 3,120 Accruals related to prior-period Canadian digital services taxes — — — (17) Adjusted Sales and other expenses $ 830 $ 750 $ 3,453 $ 3,103 Personnel expenses: Personnel expenses $ 869 $ 853 $ 3,403 $ 3,354 Adjustment related to the Netherlands pension fund matter — — 128 — Adjusted Personnel expenses $ 869 $ 853 $ 3,531 $ 3,354 General and administrative expenses: General and administrative expenses $ 262 $ 163 $ 857 $ 1,036 Adjustment to accruals related to the fine imposed by the Spanish competition authority — — — 78 Adjustment related to the Netherlands pension fund matter — — (5) — Impact of certain indirect tax matters — 28 (45) (337) Adjusted General and administrative expenses $ 262 $ 191 $ 807 $ 777 Depreciation and amortization expenses: Depreciation and amortization expenses $ 151 $ 157 $ 623 $ 591 Amortization of intangible assets (43) (55) (204) (221) Depreciation expenses $ 108 $ 102 $ 419 $ 370 Impairment expense: Impairment $ — $ — $ 457 $ — Adjustment related to impairment of goodwill and intangible assets — — (457) — Adjusted Impairment $ — $ — $ — $ — Transformation costs: Transformation costs $ 30 $ 34 $ 205 $ 34 Adjustment related to transformation costs (30) (34) (203) (34) Adjusted Transformation costs $ — $ — $ 2 $ — Interest expense: Interest expense $ (249) $ (507) $ (1,617) $ (1,295) Amortization of debt discount on convertible senior notes — 261 523 261 Adjusted Interest expense $ (249) $ (246) $ (1,094) $ (1,034) 13 Additional Information on the Impact of Non- GAAP Adjustments (In millions) (Unaudited)

(Unaudited) Three Months Ended December 31, Year Ended December 31, 2025 2024 2025 2024 Other income (expense), net: Other income (expense), net $ (116) $ 91 $ (1,297) $ (82) Net losses (gains) on equity securities 79 (36) (37) (63) Foreign currency transaction losses (gains) on the remeasurement of certain Euro-denominated debt and accrued interest and gains on debt- related foreign currency derivative instruments 21 (633) 1,380 (539) Change in fair value of the conversion option related to the convertible senior notes — 535 (163) 535 Loss on early extinguishment of debt — — 25 — Adjusted Other income (expense), net $ (16) $ (43) $ (92) $ (149) Income tax expense: Income tax expense $ 435 $ 496 $ 1,428 $ 1,410 Adjustment to one-time deemed repatriation income tax liability resulting from the Tax Act and related net unrecognized tax benefit — — — 250 Tax impact of Non-GAAP adjustments 26 (133) 475 (16) Adjusted Income tax expense $ 461 $ 363 $ 1,903 $ 1,644 RECONCILIATION OF TOTAL OPERATING EXPENSES TO ADJUSTED FIXED OPERATING EXPENSES Total operating expenses $ 4,319 $ 3,742 $ 18,092 $ 16,184 Marketing expenses (1,930) (1,578) (8,186) (7,278) Sales and other expenses (830) (750) (3,453) (3,120) Depreciation and amortization (151) (157) (623) (591) Impairment — — (457) — Adjustment related to the Netherlands pension fund matter — — 123 — Adjustment to accruals related to the fine imposed by the Spanish competition authority — — — 78 Impact of certain indirect tax matters — 28 (45) (337) Adjustment related to transformation costs (30) (34) (203) (34) Adjusted fixed operating expenses $ 1,378 $ 1,251 $ 5,248 $ 4,902 Total operating expenses growth YoY 15% 12 % Adjusted fixed operating expenses growth YoY 10% 7% 14

Statistical Data

(Units Sold in millions and Gross Bookings and Total Revenues in billions)[1]

(Unaudited)

	1Q24	2Q24	3Q24	4Q24	1Q25	2Q25	3Q25	4Q25	FY 2024	FY 2025
Units Sold										
Room Nights	297	287	299	261	319	309	323	285	1,144	1,235
Year/Year Growth	*8.5 %*	*7.1 %*	*8.1 %*	*13.2 %*	*7.2 %*	*7.7 %*	*8.2 %*	*9.0 %*	*9.1 %*	*8.0 %*
Rental Car Days	21	22	23	17	22	24	23	18	83	88
Year/Year Growth	*10.7 %*	*10.0 %*	*16.2 %*	*12.1 %*	*7.7 %*	*9.0 %*	*2.1 %*	*4.2 %*	*12.3 %*	*5.8 %*
Airline Tickets	11	11	13	14	16	16	17	18	49	68
Year/Year Growth	*33.1 %*	*27.7 %*	*38.7 %*	*52.3 %*	*44.8 %*	*44.2 %*	*32.3 %*	*27.7 %*	*38.1 %*	*36.6 %*
Gross Bookings[2]										
Merchant	$ 25.8	$ 25.8	$ 28.4	$ 24.2	$ 31.2	$ 32.3	$ 35.7	$ 30.8	$104.2	$130.0
Year/Year Growth	*29.3 %*	*22.3 %*	*27.3 %*	*31.7 %*	*21.0 %*	*25.1 %*	*26.0 %*	*27.2 %*	*27.5 %*	*24.8 %*
Agency	$ 17.8	$ 15.6	$ 15.1	$ 12.9	$ 15.5	$ 14.4	$ 13.9	$ 12.2	$ 61.4	$ 56.1
Year/Year Decline	*(8.9)%*	*(16.0)%*	*(14.0)%*	*(2.7)%*	*(12.8)%*	*(7.5)%*	*(7.6)%*	*(5.6)%*	*(10.9)%*	*(8.7)%*
Total Gross Bookings	$ 43.5	$ 41.4	$ 43.4	$ 37.2	$ 46.7	$ 46.7	$ 49.7	$ 43.0	$165.6	$186.1
Year/Year Growth	*10.4 %*	*4.4 %*	*9.1 %*	*17.3 %*	*7.2 %*	*12.8 %*	*14.3 %*	*15.8 %*	*9.9 %*	*12.4 %*
Constant currency Basis[3]	*10 %*	*6 %*	*9 %*	*18 %*	*10 %*	*9 %*	*10 %*	*11 %*	*11 %*	*10 %*
Total Revenues	$ 4.4	$ 5.9	$ 8.0	$ 5.5	$ 4.8	$ 6.8	$ 9.0	$ 6.3	$ 23.7	$ 26.9
Year/Year Growth	*16.9 %*	*7.3 %*	*8.9 %*	*14.4 %*	*7.9 %*	*16.0 %*	*12.7 %*	*16.1 %*	*11.1 %*	*13.4 %*
Constant currency Basis[3]	*17 %*	*9 %*	*9 %*	*15 %*	*10 %*	*12 %*	*8 %*	*11 %*	*12 %*	*10 %*
Reconciliation of As Reported Total Revenues Growth to Constant Currency Total Revenues Growth										
As reported Total revenues growth YoY	*17 %*	*7 %*	*9 %*	*14 %*	*8 %*	*16 %*	*13 %*	*16 %*	*11 %*	*13 %*
Foreign currency impact[3]	*— %*	*2 %*	*— %*	*1 %*	*2 %*	*(4)%*	*(4)%*	*(5)%*	*1 %*	*(3)%*
Constant currency Total revenues growth YoY[3]	*17 %*	*9 %*	*9 %*	*15 %*	*10 %*	*12 %*	*8 %*	*11 %*	*12 %*	*10 %*

(1) Amounts may not total due to rounding.

(2) Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers, net of cancellations.

(3) Approximate values.

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